                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                  XEROX CORPORATION                                  XEROX CAPITAL (EUROPE) PLC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER) (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       NEW YORK                                            UNITED KINGDOM
   (STATE OR OTHER JURISDICTION OF INCORPORATION OR       (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                     ORGANIZATION)                                         ORGANIZATION)
                      16-0468020                                           NOT APPLICABLE
       (I.R.S. EMPLOYER IDENTIFICATION NUMBER)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                    P.O. BOX 1600                                             PARKWAY
           STAMFORD, CONNECTICUT 06904-1600                                    MARLOW
                    (203) 968-3000                                    BUCKINGHAMSHIRE SL7 1YL
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,                          ENGLAND
     INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL                        44-1-628-89-0000
                   EXECUTIVE OFFICER)                    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                                                           INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL
                                                                         EXECUTIVE OFFICER)

                           -------------------------
                                MARTIN S. WAGNER
                              ASSISTANT SECRETARY
                               XEROX CORPORATION
                                 P.O. BOX 1600
                        STAMFORD, CONNECTICUT 06904-1600
                                 (203) 968-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                                 JOHN W. WHITE
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the initial offering. [ ]   ________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   ________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING
              SECURITIES TO BE REGISTERED                    REGISTERED(1)           UNIT(2)             PRICE(2)
Debt Securities(3)......................................
Preferred Stock(3)......................................
Common Stock(3).........................................
Guaranties(4)...........................................


                 TITLE OF EACH CLASS OF                        AMOUNT OF
              SECURITIES TO BE REGISTERED                  REGISTRATION FEE
Debt Securities(3)......................................
Preferred Stock(3)......................................
Common Stock(3).........................................
Guaranties(4)...........................................

             $4,000,000,000         100%         $4,000,000,000       $1,112,000

(1) Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $4,000,000,000, or if any securities are issued in any foreign currency units, the U.S. dollar equivalent of $4,000,000,000. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(3) In addition to any Preferred Stock that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of Preferred Stock and/or Common Stock as may be issued upon conversion, exchange and/or redemption of the Debt Securities or Preferred Stock, as the case may be. No separate consideration will be received for any shares of Preferred Stock or Common Stock so issued upon conversion, exchange or redemption.
(4) No additional registration fee is payable in respect of the registration of the Guaranties.
                       STATEMENT PURSUANT TO RULE 429(b)
    The prospectus included in this registration statement also relates to $485,700,000 of debt securities previously registered under the Registrants' registration statement on Form S-3 (file nos. 333-34333 and 333-34333-01). A registration fee of $147,181 was paid upon the filing of the prior registration statement. This registration statement also constitutes Post-Effective Amendment No. 1 with respect to such prior registration statement on Form S-3 (files nos. 333-34333 and 333-34333-01).
                            ------------------------
    THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SUBJECT TO COMPLETION MARCH   , 1999

PROSPECTUS

                               XEROX CORPORATION
                              800 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06904
                                 (203) 968-3000

                           XEROX CAPITAL (EUROPE) PLC
       (IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY XEROX CORPORATION)

                                    PARKWAY
                                     MARLOW
                            BUCKINGHAMSHIRE SL7 1YL
                                    ENGLAND
                                44-1-628-89-0000

                                 $4,485,700,000

                                DEBT SECURITIES
                                PREFERRED STOCK

--------------------------------------------------------------------------------

             WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN
                        SUPPLEMENTS TO THIS PROSPECTUS.

               YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT
                          CAREFULLY BEFORE YOU INVEST.
--------------------------------------------------------------------------------

Our common stock is listed on the New York Stock Exchange under the trading symbol "XRX".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

             The date of this prospectus is                , 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a Registration Statement that Xerox Corporation ("Xerox" or "we") and Xerox Capital (Europe) plc ("XCE") have filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Each of Xerox and XCE is an issuer under the shelf. Under this shelf process, XCE and we may, from time to time over approximately the next two years, sell any combination of the securities described in this Prospectus in one or more offerings up to a total dollar amount of $4,485,700,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This Prospectus provides you with a general description of the securities XCE and we may offer. Each time XCE or we sell securities, the issuer will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information".

     You should rely only on the information provided in this Prospectus and in any prospectus supplement including the information incorporated by reference. Neither XCE nor we have authorized anyone to provide you with different information. XCE and we are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus, or any supplement to this Prospectus, is accurate at any date other than the date indicated on the cover page of the documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     Xerox files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 (other than the information required by paragraphs (k) and (l) of Section 229.402 of Regulation S-K) or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          (i) Xerox Annual Report on Form 10-K for the year ended December 31, 1997;

          (ii) Xerox Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

          (iii) Xerox Current Reports on Form 8-K dated January 16, 1998, March 5, 1998, March 11, 1998, April 1, 1998, April 7, 1998, May 20, 1998,
     December 18, 1998 and January 25, 1999;

          (iv) Description of Xerox' Shareholders Rights Plan (the "Rights Plan") contained in Form 8-A filed with the Commission on April 7, 1997, as amended by Amendment No. 1 thereto filed with the Commission on January 26, 1999; and description of the Rights Agreement dated as of April 7, 1997 between us and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"), with respect to the Rights Plan, which is filed as
     Exhibit 4.10 to our Current Report on Form 8-K dated April 7, 1997. The Rights Plan and the Rights Agreement relate to the rights to Purchase Series A Cumulative Preferred Stock; and

          (v) Description of Xerox' Common Stock, contained in Amendment No. 4 on Form 8-A filed with the Commission on January 26, 1999, relating to our Common Stock.

     You may request a copy of these filings at no cost, by writing to or telephoning our transfer agent at the following address: BankBoston, N.A., P.O. Box 8038, Boston, Massachusetts 02266-8038, (800)828-6396, E-mail at website www.equiserve.com.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

     If you have questions about interest or principal payments, current interest rates, calls for redemption, CUSIP numbers, registration status and other similar matters relating to Debt Securities that have been issued under this registration statement, please contact our issuing and paying agent for the securities, Citibank, N.A., at 111 Wall Street, Fifth Floor, Zone 1, New York, NY 10043, telephone (212) 657-5764.

                               XEROX CORPORATION

     Xerox Corporation is The Document Company and a leader in the global document market, providing document solutions that enhance business productivity. We distribute our products in the Western Hemisphere through divisions and wholly-owned subsidiaries. In Europe, Africa, the Middle East and parts of Asia including Hong Kong, India and China, we distribute through a number of direct and indirect wholly-owned European subsidiaries. Fuji Xerox Co., Limited, an unconsolidated entity jointly owned by Xerox Limited and Fuji Photo Film Company Limited, develops, manufactures and distributes document processing products in Japan and the Pacific Rim. Japan represents approximately 90 percent of Fuji Xerox revenues, and Australia, New Zealand, Singapore, Malaysia and Korea represent the remaining 10 percent. Fuji Xerox conducts business in other Pacific Rim countries through joint ventures and distributors. At December 31, 1998, our international operations accounted for 48 percent of Document Processing revenues.

     In the past, we engaged in Insurance and Other Financial Services ("IOFS") businesses. In 1993, however, we announced our decision to sell or otherwise disengage from these businesses. Since 1995, we have sold all five of the remaining Talegen Holdings, Inc. ("Talegen") insurance companies and three related service companies, effectively completing our disengagement strategy from the Talegen companies. The results of our Insurance operations have been accounted for as discontinued operations and the Document Processing business has been the only component of continuing operations since 1995.

     Our Document Processing activities encompass developing, manufacturing, marketing, servicing and financing a complete range of document processing products and solutions designed to make offices around the world more productive. We help customers make documents better, make better documents, and work better with documents.

     We create customer value by providing innovative document technologies, products, systems, services and solutions that allow our customers to:

     - Move easily within and between the electronic and paper forms of documents.

     - Scan, store, retrieve, view, revise and distribute documents electronically anywhere in the world.

     - Print or publish documents on demand, at the point closest to the need, including those locations of our customers' customers.

     - Integrate the currently separate modes of producing documents, such as the data center, production publishing and office environments into a seamless, user-friendly enterprise-wide document systems network -- with technology acting as an enabler.

     We have formed alliances to bring together the diverse infrastructures that currently exist and to nurture the development of an open document services environment to support complementary products from our partners and customers. We are working with more than 50 industry organizations to make office, production and electronic printing an integrated, seamless part of today's digital work place.

     We offer our document processing customers financing of their purchases of Xerox equipment primarily through Xerox Credit Corporation ("XCC") in the United States, largely by wholly-owned financing subsidiaries in Europe, and through divisions in Canada and Latin America. While competition for this business from banks and other finance companies remains extensive, we actively market our equipment financing services on the basis of customer service, convenience and competitive rates. On average, 75 to 80 percent of equipment sales are financed through Xerox.

     Xerox is a New York corporation with its principal executive offices located at 800 Long Ridge Road, Stamford, Connecticut 06904, telephone (203) 968-3000.

              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table shows the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of Xerox for the periods indicated.

                                                              YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                        1998    1997    1996    1995    1994
                                                        ----    ----    ----    ----    ----
Ratio of earnings to fixed charges(1)(2)..............  1.80*   3.64    3.71    3.54    3.23
Ratio of earnings to combined fixed charges and
  preferred dividends(3)..............................  1.70**  3.40    3.43    3.26    2.91

---------------
(1) The ratio of earnings to fixed charges has been computed based on Xerox' continuing operations by dividing total earnings available for fixed charges, excluding capitalized interest and preferred stock dividends of subsidiaries, by total fixed charges. Fixed charges consist of interest, including capitalized interest and preferred stock dividends of subsidiaries, and one-third of rent expense as representative of the interest portion of rentals. Debt has been assigned to discontinued operations based on historical levels assigned to the businesses when they were continuing operations adjusted for subsequent paydowns. Discontinued operations consist of Xerox' Insurance, Other Financial Services and Third Party Financing and Real Estate businesses.

(2) Xerox' ratio of earnings to fixed charges includes the effect of its finance subsidiaries, which primarily finance Xerox equipment. Financing businesses are more highly leveraged and, therefore, tend to operate at lower earnings to fixed charges ratio levels than do nonfinancial businesses.

(3) The ratio of earnings to combined fixed charges and preferred dividends has been computed based upon earnings divided by fixed charges and preferred stock dividend requirements for the periods indicated.

 * Excluding the effects of the charges recorded in connection with the 1998 restructuring plan, the ratio of earnings to fixed charges would be 3.55.

** Excluding the effects of the charges recorded in connection with the 1998 restructuring plan, the ratio of earnings to combined fixed charges and preferred dividends would be 3.35.

                           XEROX CAPITAL (EUROPE) PLC

     The principal activity of XCE is to raise funds in the financial markets, primarily to support the financing operations of Xerox Limited through Xerox Limited's wholly-owned financing subsidiaries and the funding of Xerox' other subsidiaries and for other corporate purposes. XCE's borrowings under this registration statement will be fully guaranteed by Xerox. See: "Description of the Debt Securities and Guaranties: Xerox Guaranty".

     XCE is a public limited company organized under the laws of England and Wales. Its principal executive offices are located at Parkway, Marlow, Buckinghamshire, SL7 1YL, England, telephone 44-1-628-89-0000. XCE is an indirect wholly-owned subsidiary of Xerox.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     Some of the directors of XCE and certain of the experts named herein are citizens or residents of jurisdictions other than the United States. All or a substantial portion of the assets of these directors, executive officers and experts and all of the assets of XCE are or may be located outside the United States. As a result, it may not be possible to effect service of process on these directors, executive officers or experts or XCE in the United States. It may also be impossible to enforce, collect or realize, in United States courts, upon judgments that may be obtained against such persons in United States courts and predicated upon civil liability under United States securities laws. We and XCE have been advised by Lovell White Durrant, special English counsel to us and XCE, that there is doubt as to the enforceability in England and Wales in original actions or actions for the enforcement of judgments of United States courts, of civil liabilities predicated solely on United States Federal securities laws. In the indenture under which the securities will be issued, XCE has appointed us as its agent for service of process in any suit, action or proceeding with respect to such indenture brought under Federal or state securities laws in any Federal or state court located in The City of New York, and has submitted to such jurisdiction.

SUBSCRIPTION AGREEMENT

     XCE and Xerox Overseas Holdings Limited (formerly Xerox Overseas Holdings PLC, "Xerox Overseas") have entered into a Novated and Restated Subscription Agreement dated October 31, 1997 (the "Subscription Agreement") pursuant to which Xerox Overseas has agreed to subscribe and pay in cash, at any time, upon written demand by XCE, for further shares in XCE in an amount equal to the amount by which 25 percent of XCE's then-outstanding indebtedness (excluding contingent liabilities) exceeds the par value, together with any premium, of Xerox Overseas' shareholding in XCE. In the indenture pursuant to which any debt securities of XCE will be issued, XCE has agreed that, in the event of a default by XCE in the performance of its obligations to pay the principal of, premium, if any, and interest, if any, on any such debt securities, any Holder of such debt securities shall be entitled to serve upon XCE a demand requiring it to serve a written demand on Xerox Overseas for the subscription of additional shares in the share capital of XCE in accordance with the Subscription Agreement. The Subscription Agreement may be inspected during normal business hours at the principal executive office of XCE. The obligations of Xerox Overseas under the Subscription Agreement are unsecured and Xerox Overseas is not subject to any restrictive covenants thereunder. The Subscription Agreement is governed by English Law.

                                USE OF PROCEEDS

     XCE and we expect to use the net proceeds we receive from the sale of the securities offered by this Prospectus and the accompanying prospectus supplement(s) for general corporate purposes. General corporate purposes may include:

     - the repayment of debt,

     - investments in or extensions of credit to our subsidiaries,

     - redemption of preferred stock,

     - repurchase of Xerox Common Stock,

     - the financing of possible acquisitions or business expansion or the refinancing of prior acquisitions.

The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

                          THE SECURITIES WE MAY OFFER

     This Prospectus is part of a shelf registration statement. Under this shelf registration statement, XCE and we may offer from time to time up to $4,485,700,000 of any of the following securities, either separately or in units:

     - Debt Securities

     - Preferred Stock

     - Common Stock (issuable only upon conversion, exchange or redemption of Debt Securities or Preferred Stock)

     - Guaranties

Debt securities and cumulative preferred stock may be offered by either XCE or us (in the case of the issue of preferred stock by XCE, however, only after amendment of its Articles of Association). Debt securities and preferred stock offered by XCE will be non-convertible. Common stock (issuable only upon conversion, exchange or redemption of other securities) and guaranties may be offered only by us.

               DESCRIPTION OF THE DEBT SECURITIES AND GUARANTIES

     XCE and we may offer unsecured general obligations, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities are together referred to in this prospectus as the "Debt Securities." The Senior Debt Securities will have the same rank as all of the issuer's other unsecured, unsubordinated debt. The Subordinated Debt Securities will be entitled to payment only after payment on the issuer's Senior Indebtedness (as described below). The Subordinated Debt Securities will be effectively subordinated to creditors (including trade creditors) and the issuer's preferred stockholders and those of its subsidiaries. The Senior Debt Securities will be issued under an indenture dated as of October 21, 1997 among Xerox; XCE; XOH; Xerox as guarantor; and Citibank, N.A., as the trustee (the "Trustee") (as may be amended, supplemented or modified from time to time, the "Indenture"). The Subordinated Debt Securities will be issued under an indenture to be entered into among XCE, us and the trustee named in the prospectus supplement. We have summarized certain general features of the Debt Securities from the indentures. We encourage you to read the indentures (which are exhibits to the Registration Statement or, in the case of Subordinated Debt Securities, will be filed with the Commission prior to the time XCE or we offer any Subordinated Debt Securities) and our recent periodic and current reports that we file with the Commission.

     The following description of the terms of the Debt Securities and the Guaranties sets forth certain general terms and provisions of the Debt Securities and Guaranties to which any prospectus supplement may relate. The particular terms of the Debt Securities and Guaranties offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Debt Securities and Guaranties will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the related prospectus supplement and to the following description.

     The Senior Debt Securities and Guaranties will be issued in one or more series under the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture and the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used but not defined shall have the meanings assigned to such terms in the Indenture. References in parentheticals below to sections or articles are to Sections or Articles of the Indenture.

     The indentures do not contain any covenants or provisions which may afford holders of Senior Debt Securities protection in the event of a highly leveraged transaction by either of the issuers. No such transaction is contemplated.

GENERAL

     The aggregate principal amount of Debt Securities that may be issued under the indentures is unlimited. The Debt Securities may be issued in one or more series as may be authorized from time to time by the applicable Issuer. Xerox will irrevocably and unconditionally guarantee payments of principal, premium, if any, and interest, if any, with respect to Debt Securities issued by XCE.

     Reference is made to the applicable prospectus supplement for the following terms of the Debt Securities (if applicable):

     - title and aggregate principal amount;

     - indenture under which the Debt Securities are issued;

     - any applicable subordination provisions;

     - percentage or percentages of principal amount at which such securities will be issued;

     - maturity date(s);

     - interest rate(s) or the method for determining the interest rate(s);

     - dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

     - redemption or early repayment provisions;

     - authorized denominations;

     - form (registered and/or bearer);

     - amount of discount with which such securities will be issued;

     - whether such securities will be issued in whole or in part in the form of one or more global securities;

     - identity of the Depositary for global securities;

     - whether a temporary security is to be issued with respect to such series and, whether any interest payable prior to the issuance of a definitive securities of the series will be credited to the account of the persons entitled thereto;

     - the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial Interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

     - currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

     - time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

     - securities exchange(s) on which the securities will be listed;

     - whether any underwriter(s) will act as market maker(s) for the securities;

     - if not listed on a securities exchange and no underwriter(s) intends to make a market in the securities, the nature of the exchange market for the securities;

     - extent to which a secondary market for the securities is expected to develop;

     - additions to or changes in the Events of Default with respect to the securities and any change in the right of the Trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

     - whether securities issued by XCE will be entitled to the benefits of the Guaranties or any other form of guaranty; and

     - additional terms not inconsistent with the provisions of the Indenture.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates ("Discount Securities"). One or more series of Debt Securities may be variable rate Debt securities that may be exchanged for fixed rate Debt Securities. Federal income tax consequences and special considerations applicable to any such series will be described in the applicable prospectus supplement.

     Debt Securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional Federal income tax considerations will be set forth in the prospectus supplement.

     The term "Debt Securities" includes Debt Securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

     We expect most Debt Securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. (Section 3.02) Subject to the limitations provided in the Indenture and in the prospectus supplement, Debt Securities which are issued in registered form may be transferred or exchanged at the office of the transfer agent maintained in the Borough of Manhattan, The City of New York or the Principal Corporate Trust Office of the Trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. (Section 3.05)

XEROX GUARANTY

     Xerox will irrevocably and unconditionally guarantee to each holder of Debt Securities issued by XCE the due and punctual payment of the principal of, and any premium and any interest on, those Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. We have:

     - agreed that our obligations under the Guaranties, upon the occurrence and continuance of an Event of Default with respect to any guaranteed Debt Securities, will be as if we were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of guaranteed Debt Securities or the Indenture and

     - waived our right to require the Trustee or the Holders of guaranteed Debt Securities to pursue or exhaust their legal or equitable remedies against XCE prior to exercising their rights under the Guaranties.

GLOBAL SECURITIES

     We expect the following provisions to apply to all Debt Securities.

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the

Prospectus Supplement. Global Securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Sections 3.01, 3.03 and 3.05)

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a Global Security will be described in the prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Senior Debt Securities or by the issuer if such Debt Securities are offered and sold directly by the issuer. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of a Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by that Global Security for all purposes under the Indenture governing Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of any Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Payments of principal, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing the Debt Securities. None of the Issuers, the Trustee for the Debt Securities, any paying agent (a "Paying Agent"), or the Registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the Depositary or any participants on account of beneficial ownership interests of the Global Security for the Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The issuers expect that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing the Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for the Debt Securities as shown on the records of the Depositary or its nominee. The issuers also expect that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

     If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable Issuer within 90 days, the issuer will issue definitive Debt Securities of that series in exchange for the Global Security or Securities representing that series of Debt Securities. In addition, the applicable issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to the Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities, and, in such event, will issue definitive Debt Securities of that series in exchange for the Global Security or Securities representing that series of Debt Securities. If definitive Debt Securities are issued, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of definitive Debt Securities of the series represented by that Global Security equal in principal amount to that beneficial interest and to have the Debt Securities registered in its name. Definitive Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by the applicable issuer, of $1,000 and integral multiples thereof.

ASSIGNMENT

     Each indenture provides that for so long as any of the Debt Securities of XCE are outstanding, XCE may assign its obligations under any series of Debt Securities to any other subsidiary of Xerox (the "Assignee"). Any Assignee shall be treated as the successor to XCE with respect to such series of Debt Securities. The conditions set forth under "Consolidation, Merger or Sale of Assets of XCE" above, that would apply to the merger of XCE into such Assignee, must be satisfied at the time of an assignment.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Each indenture provides that, if an Event of Default in respect of any series of Debt Securities of an issuer or any Guaranties thereof shall have happened and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series of that issuer may declare the principal amount (or a portion thereof in the case of certain Debt Securities of that issuer issued with an original issue discount) of all the Debt Securities of that series of that issuer to be immediately due and payable. (Section 7.02)

     Each indenture defines Events of Default in respect of any series of Debt Securities of an issuer or any Guaranties thereof as:

     - default for 30 days in payment of any interest installment when due,

     - default in payment of principal of or premium, if any, (including accrued original issue discount, in the case of certain Debt Securities of such issuer issued with original issue discount) on, or any sinking fund installment or analogous obligation with respect to, Debt Securities of such series of such issuer when due,

     - default for 90 days after notice to such issuer or the Guarantor by the Trustee or by the holders of at least 25% in principal amount of the outstanding Debt Securities of such series of such issuer in performance of any covenant in such indenture in respect of the Debt Securities of such series of such issuer,

     - certain events of bankruptcy, insolvency and reorganization involving such issuer or the Guarantor, and any other Event of Default provided for with respect to the Debt Securities of such series of such issuer. (Section 7.01)

     The TIA provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities of an issuer or any Guaranties thereof, give to the holders of that series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on, or any sinking fund installment or analogous obligation with respect to, any of the Debt Securities of that series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series of such issuer or any Guaranties thereof.

     Each indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of any series of an Issuer may, subject to certain limitations, direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of the Debt Securities of that series of that Issuer. (Section 7.11)

     Each indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Debt Securities of an issuer or any Guaranties thereof to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of that series of that issuer before proceeding to exercise any right or power under the indenture at the request of Holders of those Debt Securities. (Section 8.01)

     Each indenture includes covenants that Xerox will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 5.04)

     In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of a series of an issuer may, on behalf of the Holders of all Debt Securities of that series of that issuer, waive any past default or Event of Default, or compliance with certain provisions of the indenture, except for defaults not theretofore cured in the payment of the principal of, premium, if any, or interest on, or any sinking fund instalment or analogous obligation with respect to, any of the Debt Securities of that series of that issuer and compliance with certain covenants. (Sections 5.07, 7.02 and 7.12)

     Each indenture provides that for purposes of calculating the principal amount of Debt Securities of any series denominated in a foreign currency or in units based on or relating to currencies thereunder, such principal amount shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of a spot rate of exchange, specified to the Trustee by the applicable Issuer in an Officers' Certificate, for such currency or currency units into United States dollars as of the date of any such calculation. (Section 1.15)

ASSUMPTION BY THE COMPANY

     Xerox may, at its option, assume the obligations of XCE as obligor under any series of Debt Securities, provided, that:

     - Xerox shall expressly assume such obligations in an assumption agreement or supplemental indenture duly executed and delivered to the Trustee in form reasonably satisfactory to the Trustee and

     - immediately after giving effect to such assumption, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Upon any such assumption, Xerox shall succeed to, and be substituted for, and may exercise every right and power of, XCE under that series of Debt Securities and the Indenture with the same effect as if Xerox had been the Issuer thereof, and XCE shall be released from its liability as obligor under that series of Debt Securities. (Section 10.05)

MODIFICATION OF THE INDENTURE

     Each indenture contains provisions permitting the issuer, the Guarantor and the Trustee, with the consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of Debt Securities of that series. No supplemental indenture may, without the consent of the Holders of all of the affected Debt Securities, among other things:

     - change the maturity of any Debt Securities,

     - change the currency in which such Debt Securities are payable,

     - reduce the principal amount thereof or any premium thereon,

     - reduce the rate or extend the time of payment of interest thereon,

     - change the method of computing the amount of principal thereof on any date or

     - reduce the percentage of holders of Debt Securities which must consent to any such supplemental indenture. (Section 9.02)

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE

     The indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if:

     - the issuer or the Guarantor has delivered to the Trustee for cancellation all Debt Securities of that series (with certain limited exceptions) or

     - all Debt Securities of that series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the issuer or the Guarantor shall have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all Debt Securities of that series (and if, in either case, the issuer or the Guarantor shall also pay or cause to be paid all other sums payable under the Indenture by such Issuer or Guarantor in respect of all Debt Securities of that series and deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the Indenture have been complied with). (Section 11.01)

     The Trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the Debt Securities of the defeased series and the indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee. (Section 11.02)

SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS

     XCE submits for the exclusive benefit of the Holders of its Debt Securities to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City, the Borough of Manhattan solely for the purpose of any legal action or proceeding brought to enforce rights under its Debt Securities and the Indenture. As long as any of its Debt Securities remain outstanding (unless all payments are then being made by Xerox under the Guaranties), XCE shall either have an authorized agent or maintain an office in New York State upon whom process may be served in any such legal action or proceeding. Service of process upon XCE at its office or upon its agent with written notice of such service mailed or delivered to XCE shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon XCE in any such legal action or proceeding. XCE hereby appoints Xerox Corporation, Xerox Square, 100 Clinton Avenue South, Rochester, New York, 14644, U.S.A., Attention: General Counsel, as its agent in New York State for such purpose, and Xerox accepts such appointment. XCE covenants and agrees that service of process in any legal action or proceeding may be made upon it at its office, or upon its agent in New York State. XCE irrevocably waives and irrevocably agrees not to raise any objection which it may now have or hereafter to the laying of venue of any such actions or proceedings in any such court referred to in this paragraph and any claim that any such actions or proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any action or proceeding brought in any court referred to in this paragraph shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

GOVERNING LAW

     Each indenture, the Debt Securities and the Guaranties shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York, and any successor statute or statutes); provided, however, that all matters governing the authorization and execution of the Indenture and the Debt Securities of XCE shall be construed in accordance with and governed by the laws of the jurisdiction of England and Wales.

LIMITATIONS AFFECTING SECURITY HOLDERS

     Neither the law of England and Wales nor the organizational documents of XCE imposes any restriction on the ability of non-United Kingdom holders to hold or vote the Debt Securities.

PROVISIONS APPLICABLE ONLY TO SENIOR DEBT SECURITIES

  RANKING

     The Senior Debt Securities issued by Xerox and the Guaranties will be unsecured obligations of Xerox, and will rank pari passu with all other unsecured and unsubordinated debt of Xerox. The Senior Debt Securities issued by XCE will be unsecured obligations of XCE, and will rank pari passu with all other unsecured and unsubordinated debt of XCE.

  COVENANTS

     Limitations on Liens. So long as any of the Senior Debt Securities of either issuer are outstanding, Xerox will not create or suffer to exist, or permit any of its Restricted Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties (other than "margin stock" as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of its Restricted Subsidiaries to assign, any right to receive income, in each case to secure any Debt without making effective provision whereby all of the Debt Securities of each series (together with, if Xerox shall so determine, any other Senior Debt of Xerox or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Senior Debt Securities) shall be equally and ratably secured with the indebtedness or obligations secured by such security. Xerox or its Restricted Subsidiaries may create or suffer to exist any lien, security interest, charge, encumbrance or preferential arrangement of any kind in, of or upon any of the properties or assets of Xerox or its Restricted Subsidiaries to secure any Debt or Debts in an aggregate amount at any time outstanding not greater than 20% of the Consolidated Net Worth of Xerox. The foregoing restrictions shall not apply to any of the following:

     - deposits, liens or pledges arising in the ordinary course of business to enable Xerox or any of its Restricted Subsidiaries to exercise any privilege or license or to secure payments of workers' compensation or unemployment insurance, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or statutory landlords' liens or to secure public or statutory obligations or surety, stay or appeal bonds, or other similar deposits or pledges made in the ordinary course of business;

     - liens imposed by law or other similar liens, if arising in the ordinary course of business, such as mechanic's, materialman's, workman's, repairman's or carrier's liens, or deposits or pledges in the ordinary course of business to obtain the release of such liens;

     - liens arising out of judgments or awards against Xerox or any of its Restricted Subsidiaries in an aggregate amount not to exceed the greater of (a) 15% of the Consolidated Net Worth of Xerox or (b) the minimum amount which, if subtracted from such Consolidated Net Worth, would reduce such Consolidated Net Worth below $3.2 billion and, in each case, with respect to which Xerox or such Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or liens for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

     - liens for taxes if such taxes are not delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or restrictions which do not in the aggregate materially detract from the value of the property so encumbered or restricted or materially impair their use in the operation of the business of Xerox or any Restricted Subsidiary owning such property;

     - liens in favor of any government or department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or subcontracts thereunder;

     - liens, security interests, charges, encumbrances, preferential arrangements and assignments of income existing on the date of the Indenture;

     - purchase money liens or security interests in property acquired or held by Xerox or any Restricted Subsidiary in the ordinary course of business to secure the purchase price thereof or indebtedness incurred to finance the acquisition thereof;

     - liens or security interests existing on property at the time of its acquisition;

     - the rights of XCC relating to a certain reserve account established pursuant to an operating agreement dated as of November 1, 1980, between Xerox and XCC;

     - the replacement, extension or renewal of any of the foregoing and

     - liens on any assets of any Restricted Subsidiary of up to $500,000,000 incurred in connection with the sale or assignment of assets of such Restricted Subsidiary for cash where the proceeds are applied to repayment of Debt of such Restricted Subsidiary and/or invested by such Restricted Subsidiary in assets which would be reflected as receivables on the balance sheet of such Restricted Subsidiary. (Section 5.06)

     "Consolidated Net Worth" means, at any time, as to a given entity, the sum of the amounts appearing on the latest consolidated balance sheet of such entity and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, as:

        - the par or stated value of all outstanding capital stock (including preferred stock),

        - capital paid-in and earned surplus or earnings retained in the business plus or minus cumulative translation adjustments,

        - any unappropriated surplus reserves,

        - any net unrealized appreciation of equity investments, and

        - minorities' interests in equity of subsidiaries,

less treasury stock, plus, in the case of Xerox, $600,000,000.

     "Debt" means:

     - indebtedness for borrowed money or for the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days),

     - obligations as lessee under capital leases,

     - obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in either of the immediately preceding bullet points (excluding obligations of Xerox from time to time under a certain support agreement between Xerox and XCC, and a certain support agreement between Xerox Canada Inc. and Xerox Canada Finance Inc.), and

     - the amount of unfunded benefit liabilities, as defined in Section 4001
       (a)(18) of the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statute, under plans covered by Title IV thereof.

     "Restricted Subsidiary" means any consolidated Subsidiary of Xerox from time to time having a Consolidated Net Worth of at least $100 million; provided, however, that "Restricted Subsidiary" does not include Xerox Financial Services, Inc., XCC and any other corporation principally engaged in any business or businesses other than development, manufacture and/or marketing of:

     - business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment),

     - merchandise or

     - services (other than financial services).

At the date hereof, Xerox Corporation has the following Restricted Subsidiaries:
Xerox do Brazil Ltda.; Xerox Canada Inc.; Xerox Canada Ltd.; Xerox Mexicana S.A. de C.V.; Xerox Limited; Xerox Manufacturing (Nederland) BV; Intelligent Electronics, Inc.; XESystems, Inc.; Xerox ColorgrafX Systems, Inc.; Xerox Overseas Holdings Limited; Xerox Holdings (Bermuda) Limited; Xerox Investments (Nederland) BV; Xerox Holdings (Ireland) Limited; Xerox (Europe) Limited; Xerox UK Holdings Limited; Xerox (UK) Limited; Xerox China Investments (Bermuda) Limited; XRO Limited; XRI Limited; RRXH Limited and RRXIL Limited.

     "Subsidiary" means, as to any entity, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of that corporation is at the time directly or indirectly owned by that entity.

     CONSOLIDATION, MERGER OR SALE OF ASSETS OF XEROX. Xerox shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless:

     - the corporation formed by such consolidation or into which Xerox is merged or the corporation which acquires its assets is organized in the United States and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of Xerox and the Guaranties and the performance of every covenant of the Indenture on the part of Xerox to be performed or observed and

     - immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 10.01)

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which Xerox is merged or to which such sale is made shall succeed to and be substituted for Xerox under the Indenture. (Section 10.02)

     CONSOLIDATION, MERGER OR SALE OF ASSETS OF XCE. XCE shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless:

     - the corporation formed by such consolidation or into which XCE is merged or the corporation which acquires its assets is organized in the United States or in England and Wales and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of XCE and the performance of every covenant of the Indenture on the part of XCE to be performed or observed and

     - immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 10.02)

Notwithstanding the foregoing, XCE shall be entitled at any time to sell, transfer or assign all or any part of its assets for fair value or grant any interest therein to any person or persons in accordance with any Securitization in relation to such assets (whether or not by XCE or any of its subsidiaries) and to enter into any arrangements in connection therewith. (Section 10.02) Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which XCE is merged or to which such sale is made shall succeed to and be substituted for XCE under the Indenture. (Section 10.03)

     For the purposes of the immediately preceding paragraph, "Securitization" means any financing (whether or not by XCE, involving the transfer, assignment or charging for fair value of lease, trade and/or finance receivables and whether or not involving the issue of securities) where payments of principal and interest thereunder are derived principally either directly or after conversion through one or more interest rate and/or currency swap agreements from moneys receivable (for a fair value) under or in connection with such lease, trade and/or finance receivables and where the proceeds of such financing are applied in repayment of debt and/or invested in assets.

  CONCERNING THE TRUSTEE

     The issuers may from time to time maintain credit facilities, and have other customary banking relationships with Citibank, N.A., the Trustee under the Indenture.

PROVISIONS APPLICABLE ONLY TO SUBORDINATED DEBT SECURITIES

     The Subordinated Debt Securities will be subordinated to all existing and future "Senior Indebtedness" of the issuer. Senior Indebtedness means, without duplication, the principal, premium (if any) and unpaid interest on all present and future:

     - indebtedness of the issuer for borrowed money,

     - obligations of the issuer evidenced by bonds, debentures, notes or similar instruments,

     - all obligations of the issuer under

        (x) interest rate swaps, caps, collars, options and similar arrangements,

        (y) any foreign exchange contract, currency swap contract, futures contract, currency option contract or other foreign currency hedge, and

        (z) credit swaps, caps, floors, collars and similar arrangements,

     - indebtedness incurred, assumed or guaranteed by the issuer in connection with the acquisition by it or a subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles),

     - obligations of the issuer as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles,

     - reimbursement obligations of the issuer in respect of letters of credit relating to indebtedness or other obligations of the issuer that qualify as indebtedness or obligations of the kind referred to in the first five bullet points above, and

     - obligations of the issuer under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in the first six bullet points above.

Subordinated Debt Securities will not be subordinated to any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation or pursuant to which it is outstanding provides that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities.

     Other provisions applicable to Subordinated Debt Securities will be described in a prospectus supplement.

                       DESCRIPTION OF THE PREFERRED STOCK

XEROX PREFERRED STOCK

     The following is a description of certain general terms and provisions of our Preferred Stock. The particular terms of any series of Preferred Stock will be described in a prospectus supplement. The following summary of terms of our Preferred Stock is not complete. You should refer to the provisions of our Restated Certificate of Incorporation and the certificate of amendment relating to each series of the Preferred Stock (the "Certificate of Amendment"), which will be filed with the Commission at or prior to the time of issuance of such series of the Preferred Stock. We are authorized to issue up to 22,043,067 shares of Preferred Stock, par value $1.00 per share. As of December 31, 1998, 8,785,403 shares of Series B Cumulative Convertible Preferred Stock were outstanding. All of the Series B Convertible Preferred Stock is held by the trustee for the Xerox Employee Stock Ownership Plan, and is convertible, at any time, at the option of the trustee, into Xerox Common Stock at a predetermined price, which is subject to adjustment. The holders of the Series B Convertible Preferred Stock have dividend and liquidation rights prior to holders of the Common Stock, but generally have voting rights equal to those of holders of the Common Stock.

     Subject to limitations prescribed by law, the Board of Directors is authorized at any time to:

     - issue one or more series of Preferred Stock;

     - determine the designation for any series by number, letter or title that shall distinguish the series from any other series of Preferred Stock; and

     - determine the number of shares in any series.

The Board of Directors is authorized to determine, for each series of Preferred Stock, and the prospectus supplement will set forth with respect to such series the following information:

     - the dividend rate (or method for determining the rate);

     - any liquidation preference per share of that series of Preferred Stock;

     - any conversion provisions applicable to that series of Preferred Stock;

     - any redemption or sinking fund provisions applicable to that series of Preferred Stock;

     - any voting rights of that series of Preferred Stock; and

     - the terms of any other preferences or rights applicable to that series of Preferred Stock.

DIVIDENDS

     Holders of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Except as set forth below, no dividends will be declared or paid on any series of Preferred Stock unless full dividends for all series of Preferred Stock (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of Preferred Stock will in all cases bear to each other series the same ratio that (x) accrued dividends per share for each respective series of Preferred Stock bear to (y) aggregate accrued dividends for all outstanding shares of Preferred Stock. In addition, generally, unless all dividends on the Preferred Stock have been paid, no dividends will be declared or paid on the Common Stock and generally we may not redeem or purchase any Common Stock.

CONVERTIBILITY

     No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

REDEMPTION AND SINKING FUND

     No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

LIQUIDATION

     In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of Preferred Stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus an amount equal to accrued and unpaid dividends, if any, before any distribution to the holders of Common Stock. If the amounts payable with respect to Preferred Stock are not paid in full, the holders of Preferred Stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

VOTING

     Except as indicated below or in the prospectus supplement, the holders of Preferred Stock will not be entitled to vote. If the equivalent of six quarterly dividends payable on any series of Preferred Stock is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of such series of Preferred Stock, voting together as a class with all other series of Preferred Stock entitled to vote on such election of directors, will be entitled to elect those additional directors. In the event of such a default, the Board of Directors will call a special meeting for the holders of all affected series within 10 business days of the default for the purpose of electing the additional directors. Alternatively, the holders of record of a majority of the outstanding shares of all affected series who are entitled to participate in the election of directors may elect such additional directors by written consent. If all accumulated dividends on any series of Preferred Stock have been paid in full, the holders of shares of such series will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of our directors will, without further action, be reduced by two.

     The vote of the holders of a majority of the outstanding shares of each series of Preferred Stock voting together as a class, is required to authorize any amendment, alteration or repeal of the Restated Certificate of Incorporation or any Certificate of Amendment which would adversely affect the powers, preferences, or special rights of the Preferred Stock including authorizing any class of stock with superior dividend and liquidation preferences.

MISCELLANEOUS

     The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, when issued, will be fully paid and nonassessable. Shares of Preferred Stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments except as may be set forth in a prospectus supplement. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures and other transactions we may enter into.

NO OTHER RIGHTS

     The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Restated Certificate of Incorporation or Certificate of Amendment or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent for each series of Preferred Stock will be described in the prospectus supplement.

XCE PREFERRED STOCK

     The general terms and provisions of the Preferred Stock to be issued by XCE will be described in a prospectus supplement.

                       DESCRIPTION OF XEROX COMMON STOCK

     The following description of Xerox' Common Stock is only a summary. We encourage you to read our Restated Certificate of Incorporation and our Shareholder Rights Plan, referred to below, which have been filed with the Commission and are incorporated by reference into this Prospectus.

     As of the date of this prospectus, we are authorized to issue up to 1,050,000,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"). As of December 31, 1998, 656,786,576 shares of Common Stock were outstanding. This number has been adjusted to reflect the two-for-one stock split distributed on February 23, 1999.

     The Common Stock offered under this prospectus will be offered only upon the conversion, exchange or redemption of our Debt Securities or Preferred Stock. We may not issue Common Stock directly under this prospectus.

GENERAL

  DIVIDEND RIGHTS AND RESTRICTIONS

     Holders of our Common Stock are entitled to dividends as and when declared by the Board of Directors out of the net assets legally available therefor. All shares of Common Stock are entitled to participate equally in such dividends. There are no restrictions on the payment of dividends or purchase or redemption of our Common Stock under our Restated Certificate of Incorporation or by-laws or any instrument to which we are a party, provided all dividends for past periods and the dividends for the current quarter on any outstanding Cumulative Preferred Stock and retirement, purchase or sinking fund requirements thereon, if any, have been paid or provided for, and subject further to the restrictions referred to below.

  VOTING RIGHTS

     Each share of Common Stock is entitled to one vote per share, subject, to the right of the holders of any outstanding Cumulative Preferred Stock, if six quarterly dividends (whether or not consecutive) thereon are in default, to elect, voting as a class, two members of the Board of Directors, which right continues until the default is cured. In addition, the separate vote or consent of the holders of outstanding Cumulative Preferred Stock may be required to authorize certain corporate action. The holders of Xerox' Series B Convertible Preferred Stock generally have voting rights equal to those of holders of Common Stock. Since the Common Stock and Xerox Series B Convertible Preferred Stock do not have cumulative voting rights, if they choose to do so, the holders of more than 50% of the aggregate amount of shares of those stocks can elect all of the directors. In such event, the holders of less than 50% of those shares cannot elect any directors.

  LIQUIDATION RIGHTS

     Holders of our Common Stock are entitled upon the dissolution, liquidation or winding up of Xerox, after the payment in full of all preferential amounts to which the holders of any then-outstanding shares of Cumulative Preferred Stock shall be entitled, to receive pro rata the net assets of Xerox.

  PREEMPTIVE RIGHTS

     Holders of our Common Stock do not possess preemptive rights or subscription rights as to any additional issues of any class of the capital stock or any of our other securities.

  LIABILITY TO FURTHER CALLS OR ASSESSMENTS

     All of our issued and outstanding Common Stock and Cumulative Preferred Stock is fully paid and nonassessable. The shares of Common Stock offered, when issued, will be fully paid and nonassessable.

  TRANSFER AGENT

     Our Common Stock is listed and traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "XRX" and is also traded on the Boston, Cincinnati, Pacific Coast, Philadelphia, London and Switzerland exchanges. The transfer agent for the Common Stock is BankBoston, N.A., P.O. Box 8038, Boston, Massachusetts 02266-8038, (800) 828-6396, E-mail at website www.equiserve.com.

PREFERRED STOCK PURCHASE RIGHTS

     The Board of Directors of Xerox has adopted a Shareholder Rights Plan. Each share of Common Stock has one half of a right (a "Right") attached to it.

     Until the earlier of:

     - 10 business days following the date of a public announcement that a person or group has acquired beneficial ownership of 20 percent or more of the aggregate amount of the outstanding voting Common Stock of Xerox (the date of such public announcement, the "Stock Acquisition Date", and, such person or group, an "Acquiring Person"), and

     - 10 business days (or such later date as may be determined by our Board of Directors) following the commencement of, or the first public announcement of the intent to commence, a tender or exchange offer by a person or group if, upon consummation of the offer, such person or group would be an Acquiring Person (the earlier of such dates, the "Distribution Date"), or earlier redemption or expiration of the Rights, the Rights will be evidenced, with respect to the shares of Common Stock outstanding, by the certificates representing such shares and will be transferred with and only with the Common Stock. Certificates representing shares of Common Stock (including the shares of Common Stock offered hereby) which are issued upon transfer, replacement or new issuance of Common Stock prior to the Distribution Date or earlier redemption or expiration of the Rights will contain a legend evidencing the Rights and incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate certificates representing the Rights ("Rights Certificates") will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates will trade separately and will alone evidence the Rights. The Rights are not exercisable until the Distribution Date and will expire on April 16, 2007. Until a Right is exercised, the holder thereof will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     When the Rights become exercisable, each Right will entitle the registered holder thereof to purchase from Xerox, at a price of $250.00, subject to adjustment (the "Purchase Price"), one three-hundredth of a share of Series A Cumulative Preferred Stock. If certain types of mergers, sales of assets or other business combinations involving Xerox occur after the Rights become exercisable, each Right will represent the right to purchase, at the Purchase Price, common stock of the acquiring company having a market value then equal to twice the Purchase Price. If (i) a person or group becomes an Acquiring person (other than pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms approved by a majority of the members of our Board of Directors who are not officers of Xerox or affiliates of such Acquiring Person), or (ii) an Acquiring Person acquires Xerox in a transaction in which Xerox and the Common Stock survive, each Right not owned by such Acquiring Person will be converted into the right to purchase, at the Purchase Price, the number of shares of Common Stock that at that time have a market value then equal to twice the Purchase Price.

     Our Board of Directors may, at any time on or before the earlier of (x) the Stock Acquisition Date and (y) the date on which the Rights shall expire, authorize the redemption of all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, as adjusted under certain specified circumstances. Any of the provisions of the Rights Agreement may be amended by our Board of Directors before the Rights become exercisable. Thereafter, provisions of the Rights Agreement may be amended by our Board of
Directors:

     - to cure any ambiguity,

     - to lengthen or shorten any time period under the Rights Agreement or

     - in any other manner that will not adversely affect the interest of the holders of the Rights (other than the Acquiring Person).

     The Rights have certain "anti-takeover" effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Xerox on terms not approved by our Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. Generally, the Rights should not interfere with any merger or other business combination approved by our Board of Directors prior to the time that there is an Acquiring Person (at which time holders of the Rights become entitled to exercise their Rights for shares of Common Stock at one-half the market price), since until such time the Rights generally may be redeemed by our Board of Directors at $.01 per Right.

                              PLAN OF DISTRIBUTION

     Each Issuer may sell the Securities being offered hereby in any one or more of the following ways:

     - directly to investors,

     - to investors through agents,

     - to broker-dealers as principals,

     - through underwriting syndicates led by one or more managing underwriters as such Issuer may select from time to time, or

     - through one or more underwriters acting alone.

     If an underwriter or underwriters are utilized in the sale, the specific managing underwriter or underwriters with respect to the offer and sale of the offered securities are set forth on the cover of the Prospectus Supplement relating to such offered securities and the members of the underwriting syndicate, if any, are named in the Prospectus Supplement.

     Sales of the offered securities by underwriters may be in negotiated transactions, at a fixed offering price or at various prices determined at the time of sale. The Prospectus Supplement describes the method of reoffering by the underwriters. The Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the securities offered thereby will be listed.

     Each Issuer may authorize underwriters to solicit offers by certain institutions to purchase Securities at the price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

     If any Securities are sold pursuant to an Underwriting Agreement, the several underwriters will ordinarily agree, subject to the terms and conditions set forth therein to purchase all the securities offered by the accompanying Prospectus Supplement if any of such securities are purchased. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased or the Underwriting Agreement may be terminated.

     Offers to purchase securities may be solicited directly by either of the Issuers or by agents designated by either Issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act of 1933 (the "Act"), involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by either of the Issuers to such agent set forth, in a Prospectus Supplement. Any such agent will ordinarily be acting on a best efforts basis.

     If a broker-dealer is utilized in the sale of the offered securities in respect of which this Prospectus is delivered, the Issuers will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, broker-dealers or underwriters may be entitled under agreements which may be entered into with an Issuer to indemnification or contribution by that Issuer in respect of certain civil liabilities, including liabilities under the Act, and may be customers of, engage in transactions with or perform services for that Issuer in the ordinary course of business.

     The place and time of delivery for the offered securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

     The offered securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the offered securities.

                                 LEGAL OPINIONS

     The validity of the Securities and the Guaranties to be offered by Xerox will be passed upon for the Company by Martin S. Wagner, Esq., Associate General Counsel, Corporate, Finance and Ventures of Xerox. The due authorization, execution and delivery of the Securities to be offered by XCE will be passed upon for XCE by Carole Shephard, Esq., the Company Secretary of Xerox Overseas and a Barrister in England. Certain other legal matters in connection with the offerings contemplated herein will be passed upon for Xerox and XCE by Martin S. Wagner, Esq., Associate General Counsel, Corporate, Finance and Ventures of Xerox. Certain legal matters in connection with the offerings contemplated herein will be passed upon for the underwriters, agents or dealers, as the case may be, by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. Cravath, Swaine & Moore provides various legal services to Xerox from time to time.

                                    EXPERTS

     The consolidated financial statements and schedule of Xerox Corporation and consolidated subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and elsewhere in the Registration Statement, in reliance upon the reports set forth therein of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The following statement sets forth the expenses to be borne by the Company in connection with the issuance and distribution of the Debentures.

Securities and Exchange Commission Registration Fee.........  $1,112,000
Printing and Engraving......................................     100,000
Fees of legal counsel to Agents.............................      20,000
Fees of Issuers' Independent Auditors.......................     125,000
Trustee Fees and Expenses (including counsel fees)..........      60,000
Rating Agency Fees..........................................   1,400,000
                                                              ----------
     Total..................................................  $2,817,000
                                                              ==========

---------------
* The foregoing expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII, Section 2 of Xerox' By-laws states:

          "Indemnification of Directors and Officers: Except to the extent expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a Director of officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement, unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law."

     Reference is made to Sections 721 through 726 of the Business Corporation Law of the State of New York.

     The above provisions of Xerox' By-Laws provide for the indemnification of directors and officers of subsidiaries of Xerox who are also directors or officers of Xerox, to the same extent as directors and officers of Xerox. In addition, paragraph 111 of XCE's Articles of Incorporation state:

     "Subject to the provisions of [the Companies Act 1985], every director, other officer or auditor of the company or person acting as a alternate director shall be entitled to be indemnified out of the assets of the company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of his duties to the company or otherwise in relation thereto."

ITEM 16.  EXHIBITS.

                                 EXHIBIT INDEX

(1)(a)      --   Form of Underwriting Agreement, incorporated by reference to
                 Exhibit (1)(a) to Xerox Corporation's Registration Statement
                 on Form S-3, Registration No. 33-44597.
(1)(b)      --   Form of Selling Agency Agreement, incorporated by reference to Exhibit (1)(b) to Xerox Corporation's Current Report on
                 Form 8-K dated March 10, 1992.
(4)(a)(1)   --   Restated Certificate of Incorporation of Xerox Corporation
                 filed by the Department of New York on October 29, 1996,
                 incorporated by reference to Exhibit 3(a)(1) to Xerox
                 Corporation's Quarterly Report on Form 10-Q for the
                 quarterly period ended September 30, 1996.
(4)(a)(2)   --   By-Laws of Xerox Corporation, as amended through January 25,
                 1999, Incorporated by reference to Exhibit (2) to Xerox
                 Corporation's Registration Statement, Amendment 4 on Form
                 8-A dated January 23, 1999.
(4)(b)(1)   --   Form of Indenture, incorporated by reference to Exhibit 4(a)
                 to Xerox Corporation's Registration Statement on Form S-3,
                 Registration No. 333-13179.
(4)(b)(2)   --   Form of Indenture, incorporated by reference to Exhibit 4(b)
                 to Xerox Corporation's Registration Statement on Form S-3,
                 Registration No. 333-59355.
(4)(b)(3)   --   Form of Indenture, incorporated by reference to Exhibit 4(b)
                 to Xerox Corporation's Registration Statement on Form S-3,
                 Registration No. 333-34333.
(4)(c)(1)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(l) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 333-13179.
(4)(c)(2)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(b) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 33-7415.
(4)(c)(3)   --   Form of Debt Security, incorporated by reference to Exhibit
                 (1) to Xerox Corporation's Registration Statement on Form
                 8-A dated December 1, 1986 for its 8 1/8% Notes due 1996.
(4)(c)(4)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(b) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(5)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(c) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(6)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(d) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(7)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(e) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(8)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(f) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(9)   --   Form of Debt Security, incorporated by reference to Exhibit
                 (4)(k) to Xerox Corporation's Current Report on Form 8-K
                 dated March 10, 1992.
(4)(c)(10)  --   Form of Debt Security, incorporated by reference to Exhibit
                 (4)(k) to Xerox Corporation's Current Report on Form 8-K
                 dated May 25, 1994.
(4)(c)(11)  --   Form of Convertible Debt Security, incorporated by reference to Exhibit 4(b) to Xerox Corporation's Registration
                 Statement on Form S-3, Registration No. 333-59355.
(4)(c)(12)  --   Additional Forms of Debt Securities Incorporated by
                 reference to Xerox Corporation's subsequently filed reports on Form 8-K.
(4)(d)      --   Novated and Restated Subscription Agreement dated October
                 31, 1997 between Xerox Capital (Europe) plc and Xerox
                 Overseas Holdings Limited.

(5)(a)      --   Opinion of Martin S. Wagner, Esq., as to legality of the
                 Securities and certain other legal matters.
(5)(b)      --   Opinion of Carole Shephard, Esq., as to legality of the
                 Securities of XCE.
(12)        --   Computation of Ratio of Earnings to Fixed Charges of Xerox
                 Corporation.
(23)(a)     --   Consent of Independent Auditors (see page II.6).
(23)(b)     --   Consent of Martin S. Wagner, Esq. (see Exhibit 5(a)).
(23)(c)     --   Consent of Carole Shephard, Esq. (see Exhibit 5(b)).
(24)(a)     --   Certified Resolution of the Board of Directors of Xerox
                 Corporation.
(24)(b)     --   Certified Resolution of the Board of Directors of XCE.
(24)(c)     --   Power of Attorney of Xerox Corporation.
(24)(d)     --   Power of Attorney of XCE.
(25)        --   Statement of Eligibility and Qualification under the Trust
                 Indenture Act of 1939 on Form T-1 of Citibank, N.A., to act
                 as Trustee under the Indenture.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (1) of Section 310 of the Trust

     Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut, on the 1st day of March, 1999.

                                          XEROX CORPORATION
                                          (Registrant)

                                          By:     /s/ PAUL A. ALLAIRE*

                                            ------------------------------------
                                                 (Chairman of the Board and
                                                  Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 1, 1999.

                SIGNATURE                                                 TITLE
                ---------                                                 -----
Principal Executive Officer:
  PAUL A. ALLAIRE*                          Chairman of the Board, Chief Executive and Director
Principal Financial Officer:
  BARRY D. ROMERIL*                         Executive Vice President and Chief Financial Officer
Principal Accounting Officer:
  PHILIP D. FISHBACH*                       Vice President and Controller
Directors:
  ANTONIA AX:SON JOHNSON
  VERNON E. JORDAN, JR.
  YOTARO KOBAYASHI
  HILMAR KOPPER
  RALPH S. LARSEN
  N. T. NICHOLAS, JR.
  JOHN E. PEPPER
  PATRICIA F. RUSSO
  MARTHA R. SEGER
  THOMAS C. THEOBALD
  G. RICHARD THOMAN

*

* By:  /s/ MARTIN S. WAGNER

     ----------------------------
          (Martin S. Wagner,
          Attorney-in-fact)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut, on the 1st day of March, 1999.

                                          XEROX CAPITAL (EUROPE) PLC
                                          (Registrant)

                                          By:       /s/ W.R. GOODE*

                                            ------------------------------------
                                                         (Director)

                                          By:      /s/ P.H. PONCHON*

                                            ------------------------------------
                                                         (Director)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 1, 1999.

                SIGNATURE                                                 TITLE
                ---------                                                 -----
W.R. GOODE*                                 Director (Principal Executive Officer)
P.H. PONCHON*                               Director (Principal Financial and Accounting Officer)
D.N. MAW*                                   Director
E.M. FILTER*                                Director

* By:  /s/ MARTIN S. WAGNER

     ----------------------------
          (Martin S. Wagner
          Attorney-in-Fact)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  Xerox Corporation:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG LLP

Stamford, Connecticut
March 1, 1999

                                 EXHIBIT INDEX

(1)(a)      --   Form of Underwriting Agreement, incorporated by reference to
                 Exhibit (1)(a) to Xerox Corporation's Registration Statement
                 on Form S-3, Registration No. 33-44597.
(1)(b)      --   Form of Selling Agency Agreement, incorporated by reference to Exhibit (1)(b) to Xerox Corporation's Current Report on
                 Form 8-K dated March 10, 1992.
(4)(a)(1)   --   Restated Certificate of Incorporation of Xerox Corporation
                 filed by the Department of New York on October 29, 1996,
                 incorporated by reference to Exhibit 3(a)(1) to Xerox
                 Corporation's Quarterly Report on Form 10-Q for the
                 quarterly period ended September 30, 1996.
(4)(a)(2)   --   By-Laws of Xerox Corporation, as amended through January 25,
                 1999, Incorporated by reference to Exhibit (2) to Xerox
                 Corporation's Registration Statement, Amendment 4 on Form
                 8-A dated January 23, 1999.
(4)(b)(1)   --   Form of Indenture, incorporated by reference to Exhibit 4(a)
                 to Xerox Corporation's Registration Statement on Form S-3,
                 Registration No. 333-13179.
(4)(b)(2)   --   Form of Indenture, incorporated by reference to Exhibit 4(b)
                 to Xerox Corporation's Registration Statement on Form S-3,
                 Registration No. 333-59355.
(4)(b)(3)   --   Form of Indenture, incorporated by reference to Exhibit 4(a)
                 to Xerox Corporation's Registration Statement on Form S-3,
                 Registration No. 333-34333.
(4)(c)(1)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(l) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 333-13179.
(4)(c)(2)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(b) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 33-7415.
(4)(c)(3)   --   Form of Debt Security, incorporated by reference to Exhibit
                 (1) to Xerox Corporation's Registration Statement on Form
                 8-A dated December 1, 1986 for its 8 1/8% Notes due 1996.
(4)(c)(4)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(b) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(5)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(c) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(6)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(d) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(7)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(e) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(8)   --   Form of Debt Security, incorporated by reference to Exhibit
                 4(f) to Xerox Corporation's Registration Statement on Form
                 S-3, Registration No. 2-78982.
(4)(c)(9)   --   Form of Debt Security, incorporated by reference to Exhibit
                 (4)(k) to Xerox Corporation's Current Report on Form 8-K
                 dated March 10, 1992.
(4)(c)(10)  --   Form of Debt Security, incorporated by reference to Exhibit
                 (4)(k) to Xerox Corporation's Current Report on Form 8-K
                 dated May 25, 1994.
(4)(c)(11)  --   Form of Convertible Debt Security, incorporated by reference to Exhibit 4(b) to Xerox Corporation's Registration
                 Statement on Form S-3, Registration No. 333-59355.
(4)(c)(12)  --   Additional Forms of Debt Securities Incorporated by
                 reference to Xerox Corporation's subsequently filed reports on Form 8-K.
[(4)(d)     --   Novated and Restated Subscription Agreement dated October
                 31, 1997 between Xerox Capital (Europe) plc and Xerox
                 Overseas Holdings Limited.]
(5)(a)      --   Opinion of Martin S. Wagner, Esq., as to legality of the
                 Securities and certain other legal matters.

(5)(b)      --   Opinion of Carole Shephard, Esq., as to the legality of the
                 Securities of XCE.
(12)        --   Computation of Ratio of Earnings to Fixed Charges of Xerox
                 Corporation.
(23)(a)     --   Consent of Independent Auditors (see page II.6).
(23)(b)     --   Consent of Martin S. Wagner, Esq. (see Exhibit 5(a)).
(23)(c)     --   Consent of Carole Shephard, Esq. (see Exhibit 5(b)).
(24)(a)     --   Certified Resolution of the Board of Directors of Xerox
                 Corporation.
(24)(b)     --   Certified Resolution of the Board of Directors of XCE.
(24)(c)     --   Power of Attorney of Xerox Corporation.
(24)(d)     --   Power of Attorney of XCE.
(25)        --   Statement of Eligibility and Qualification under the Trust
                 Indenture Act of 1939 on Form T-1 of Citibank, N.A., to act
                 as Trustee under the Indenture.